SEVEN VENTURES, INC. ANNOUNCES SIGNING OF LETTER OF INTENT.


SALT LAKE CITY, UTAH--(BUSINESS WIRE)-November 7, 2002-Seven Ventures, Inc. (OTCBB Symbol: "SVNV"), announced today the signing of a Letter of Intent with Christopher's Original Formulas, Inc., a Nevada corporation ("Christopher's"), regarding a Plan and Agreement of Reorganization (the "Agreement"), pursuant to which Seven Ventures will acquire Christopher's for 8,760,000 post-split shares, following a 175 for 1 reverse split of its outstanding securities.

The terms of the Agreement can be found in the Form 8-K Current Report dated November 6, 2002, which will be filed with the Securities and Exchange Commission on or before November 8, 2002.

Christopher's is engaged in the production and distribution of non-prescription health products.

For further information please contact:   Travis T. Jenson
                                          Jenson Services, Inc.
                                          4685 South Highland Drive, #202
                                          Salt Lake City, Utah  84117
                                          Telephone:  (801) 278-9424